                                                                    Exhibit 10.4

================================================================================



                              MEDINA COUNTY, OHIO

                                      and


                           VALLEY CITY STEEL COMPANY



                                 LOAN AGREEMENT




                          Dated as of February 1, 1995


================================================================================



All right, title and interest of Medina County, Ohio in this Agreement (with the exception of its rights under Sections 4.2(c), 5.3 and 6.3 hereof) has been assigned pursuant to the Indenture referred to herein, for the benefit of the owners of, and as security for payment of, the Bonds of said Issuer described herein.




336288.01.06
20181 90/KAP:3/7/95

                                 LOAN AGREEMENT


                         (This Table of Contents is not
                         a part of this Loan Agreement
                   and is only for convenience of reference)

                               TABLE OF CONTENTS

                                                                                   Page
Parties ........................................................................    1

Preambles ......................................................................    1

ARTICLE I       DEFINITION OF TERMS ............................................    2

ARTICLE II      REPRESENTATION .................................................    6

        Section 2.1.    Representations of the Issuer ..........................    6
        Section 2.2.    Representations of the Company .........................    7

ARTICLE III     CONSTRUCTION OF THE PROJECT; ISSUANCE OF BONDS .................    7

        Section 3.1.    Agreement to Construct and Equip the Project ...........    7
        Section 3.2.    Agreement to Issue Bonds; Application of Bond Proceeds .    8
        Section 3.3.    Disbursements from the Construction Fund ...............    8
        Section 3.4.    Establishment of Completion Date; Obligation of the
                        Company to Complete ....................................    9
        Section 3.5.    Investments ............................................   11
        Section 3.6.    Arbitrage Certifications ...............................   11

ARTICLE IV      LOAN OF BOND PROCEEDS; PAYMENT OBLIGATIONS .....................   12

        Section 4.1.    Loan of Bond Proceeds ..................................   12
        Section 4.2.    Amounts Payable by Company .............................   12
        Section 4.3.    No Defense or Set-Off; Unconditional Obligation ........   14
        Section 4.4.    Assignment and Pledge of Issuer's Rights ...............   14

ARTICLE V       SPECIAL COVENANTS AND AGREEMENTS ...............................   15

        Section 5.1.    Right of Access to the Project .........................   15
        Section 5.2.    Company to Maintain Its Existence; Conditions under
                        Which Exceptions Permitted .............................   15
        Section 5.3.    Release and Indemnification Covenants ..................   15
        Section 5.4.    Validity and Tax-Exempt Status of the Bonds ............   17

        Section 5.5.    Taxes And Governmental Charges .........................   17
        Section 5.6.    Maintenance and Repair; Insurance ......................   18
        Section 5.7.    Financial Reports ......................................   18
        Section 5.8.    Letter of Credit .......................................   18
        Section 5.9.    Option to Convert to Fixed Rate ........................   20
        Section 5.10.   Prevailing Wages .......................................   20
        Section 5.11.   Recordation ............................................   20

ARTICLE VI      EVENTS OF DEFAULT AND REMEDIES .................................   21

        Section 6.1.    Events Of Default ......................................   21
        Section 6.2.    Remedies on Default ....................................   22
        Section 6.3.    Agreement to Pay Attorneys' Fees and Expenses ..........   23
        Section 6.4.    No Remedy Exclusive ....................................   23
        Section 6.5.    No Additional Waiver Implied by One Waiver .............   24

ARTICLE VII     PREPAYMENT .....................................................   24

        Section 7.1.    Obligation to Prepay ...................................   24
        Section 7.2.    Option to Prepay .......................................   25
        Section 7.3.    Redemption of the Bonds ................................   25

ARTICLE VIII    MISCELLANEOUS ..................................................   25

        Section 8.1.    Notices ................................................   25
        Section 8.2.    Assignments ............................................   26
        Section 8.3.    Severability ...........................................   26
        Section 8.4.    Execution of Counterparts ..............................   26
        Section 8.5.    Amounts Remaining in Any Fund or with Trustee ..........   26
        Section 8.6.    Amendments, Changes and Modifications ..................   27
        Section 8.7.    Governing Law ..........................................   27
        Section 8.8.    Authorized Company Representative ......................   27
        Section 8.9.    Term of This Agreement .................................   27
        Section 8.10.   Binding Effect .........................................   27
        Section 8.11.   Limited Liability of Officers, etc .....................   28
        Section 8.12.   Company May Act Through Subsidiaries ...................   28
        Section 8.13.   References to Bank, Letter of Credit and Credit Facility   28

Testimonium ....................................................................   29

SIGNATURES AND SEALS ...........................................................   29

                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT dated as of February 1, 1995, by and between MEDINA COUNTY, OHIO, a political subdivision and a body politic and corporate of the State of Ohio (the "Issuer"), and VALLEY CITY STEEL COMPANY, a corporation duly organized and validly existing under the laws of the State of Ohio (the "Company");

                                  WITNESSETH:

        WHEREAS, pursuant to Section 13 of Article VIII of the Ohio Constitution and Chapter 165 of the Ohio Revised Code, as amended (the "Act"), the Issuer has the authority to issue its revenue bonds to provide funds, by loans or otherwise, for acquiring, constructing, reconstructing, enlarging, improving, furnishing or equipping one or more "projects" as defined in the Act; and

        WHEREAS, the Company has requested that the Issuer issue its revenue bonds in order to provide funds to finance the costs of certain solid waste disposal facilities (the "Project") at the manufacturing plant of the Company located in the corporate boundaries of the Issuer;

        WHEREAS, pursuant to and in accordance with the provisions of the Act, and at the request of the Company, the Issuer has agreed to issue its Solid Waste Disposal Revenue Bonds (Valley City Steel Company Project) Series 1995 in the aggregate principal amount of $5,400,000 (the "Bonds") to finance the costs of the acquisition, construction and equipping of the Project; and

        WHEREAS, the Bonds will be secured by (i) an assignment and pledge of the Issuer's rights under this Agreement (except its rights under Sections 4.2(c), 5.3 and 6.3 hereof) and (ii) moneys derived from drawings under the irrevocable, transferable direct pay letter of credit issued by Society National Bank, in favor of Society National Bank, as Trustee for the benefit of the owners from time to time of the Bonds, and any other letter of credit or credit facility issued in accordance with the terms hereof; and

        WHEREAS, the execution and delivery of this Agreement have been in all respects duly and validly authorized by action of the Issuer's governing body;

        NOW, THEREFORE, in consideration of the respective representations and agreements herein contained, the parties hereto agree as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur shall be payable solely out of the revenues and receipts derived from this Agreement, the sale of the Bonds, the income from the temporary investment thereof and moneys derived from any Credit Facility):

                                   ARTICLE I

                              DEFINITION OF TERMS

        All words and phrases defined in Article I of the Indenture shall have the same meanings in this Agreement. Certain terms used in this Agreement are hereinafter defined in this Article I. When used herein, such terms shall have the meanings given them by the language employed in this Article I defining such terms unless the context clearly indicates otherwise:

        "Agreement" means this Loan Agreement, as from time to time supplemented and amended.

        "Authorized Company Representative" means such person at the time and from time to time designated to act on behalf of the Company by written certificate furnished to the Issuer, the Bank and the Trustee, containing the specimen signature of such person, signed on behalf of the Company by the chief executive officer, the vice chairman, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Company. Such certificate may designate an alternate or alternates.

        "Bank" means Society National Bank, in its capacity as issuer of the initial Letter of Credit described in Section 5.8(a) hereof, its successors in such capacity and their assigns, and the issuer as provider of any substitute Letter of Credit, pursuant to Section 5.8(b) hereof, its successors in such capacity and their assigns.

        "Bond Counsel" means the counsel who rendered the opinion as to the tax-exempt status of the interest on the Bonds on the date of the issuance, sale and delivery of the Bonds or such other nationally recognized municipal bond counsel of recognized expertise with respect to such matters as may be mutually satisfactory to the Issuer, the Company, the Bank and the Trustee.

        "Bond Fund" means the fund created and established in Section 6.2 of the Indenture.

        "Bond Purchase Fund" means the fund created and established in Section
6.10 of the Indenture.

        "Bonds" means the Solid Waste Disposal Revenue Bonds (Valley City Steel Company Project) Series 1995 of the Issuer, in the aggregate principal amount of $5,400,000, issued pursuant to the Indenture.

        "Code" means the Internal Revenue Code of 1986, as amended, together with any regulations promulgated thereunder or applicable thereto.

        "Company" means Valley City Steel Company, a corporation duly organized and validly existing under the laws of the State of Ohio, and any surviving, resulting or transferee corporation as permitted by Section 5.2 hereof.

        "Completion Date" means the date of completion of construction of the Project.

        "Construction Fund" means the Construction Fund created and established in Section 6.6 of the Indenture.

        "Construction Period" means the period between the beginning of construction of the Project or the date on which the Bonds are first delivered to the purchasers thereof, whichever is earlier, and the Completion Date.

        "Conversion Date" means the Business Day on which the Fixed Rate on the Bonds shall be effective pursuant to Section 2.2 of the Indenture.

        "Cost of the Project" means the sum of the items authorized to be paid from the Construction Fund pursuant to the provisions of Section 3.3 hereof.

        "Credit Facility" means any Letter of Credit provided to the Trustee in accordance with the terms hereof and the Indenture.

        "Determination of Taxability" means a decision by the Internal Revenue Service or a court of competent jurisdiction, as a result of a proceeding in which the Company participates or is given the opportunity to participate, from which decision no further right of appeal exists, that as a result of any action taken, permitted or omitted to be taken by the Company, the interest payable on the Bonds (or any of the Bonds) is includable in the gross income of any owner or Beneficial Owner thereof for federal income tax purposes (other than any owner or Beneficial Owner who is a "substantial user" or a "related person" within the meaning of Section 147(a) of the Code).

        "Event of Default" means any occurrence or event specified as such in and defined as such by Section 6.1 hereof.

        "Event of Taxability" means the enactment of legislation, the issuance or rendering of a judicial decision or decree, or an order, ruling, regulation or official statement of general application of the Department of the Treasury or of the Internal Revenue Service of the United States, the issuance or revocation of any published ruling or other announcement or procedure of general application by the Department of the Treasury or the Internal Revenue Service of the United States, or the occurrence of any other act, event or circumstance, but in all cases excluding the occurrence of a Determination of Taxability, which, in the opinion of Bond Counsel, will cause interest income on the Bonds, or any portion thereof, to be includable either currently or retroactively in the gross income of any owner or Beneficial Owner thereof for federal income tax purposes (other than an owner or Beneficial Owner, " who is a "substantial user or related person" within the meaning of Section 147(a) of the Code). Notwithstanding the foregoing, no Event of Taxability shall occur unless the Company has been afforded the opportunity, at its expense, to contest any such opinion of Bond Counsel and until the Issuer and the Company shall have agreed with such opinion after such contest; provided, however, that such contest must be completed within 180 days of such opinion of Bond Counsel or, if the Company has decided to seek a determination by the Internal Revenue Service or a court of competent jurisdiction as to the status of the interest income on the Bonds, then no Event of Taxability shall occur until a Determination of Taxability occurs. Taxes which are or may be imposed on the interest payable on the Bonds because such interest is or may be treated as a specific preference item for individuals or corporations or as an adjustment item in computing any minimum tax or in computing the environmental tax imposed on certain corporations or in computing the branch profits tax imposed on certain foreign corporations are examples of taxes which do not result in the interest payable on the Bonds (or any of the Bonds) being includable in the gross income of any owner or Beneficial Owner thereof for federal income tax purposes.

        "Fixed Rate" means the interest rate to be borne by the Bonds on and after the Conversion Date, established in accordance with Section 2.2 of the Indenture.

        "Fixed Rate Period" means the period from and after the Conversion Date until the payment of all the Bonds, whether at maturity, by redemption or acceleration.

        "Indenture" means the Indenture of Trust dated as of February 1, 1995, by and between the Issuer and the Trustee, as from time to time supplemented and amended.

        "Issuer" means Medina County, Ohio, a political subdivision and a body politic and corporate of the State of Ohio, and any successor body to the duties or functions of the Issuer.

        "Letter of Credit" means, during the Variable Rate Period, the initial irrevocable, transferable Letter of Credit delivered to the Trustee as provided in Section 5.8(a) hereof, and, unless the context or use indicates another or different meaning or intent, any substitute Letter of Credit delivered to the Trustee during the Variable Rate Period pursuant to Section 5.8(b) hereof.

        "Letter of Credit Agreement" means the Reimbursement Agreement dated as of February 1, 1995, between the Company and the Bank, as from time to time supplemented and amended, under the terms of which the Bank has agreed to issue and deliver the initial Letter of Credit to the Trustee, and, unless the context or use indicates another or different meaning or intent, any letter of credit, reimbursement or other agreement between the Company and the issuer of any substitute Letter of Credit delivered to the Trustee pursuant to Section 5.8(b) hereof, as from time to time supplemented and amended, which provides that it is a Letter of Credit Agreement for purposes of this Agreement and the Indenture.

        "Permitted Investments" means:

                (a) Bonds or other obligations of the United States of America;

                (b) Bonds or other obligations, the payment of the principal and interest of which is unconditionally guaranteed by the United States of America;

                (c) Obligations issued or guaranteed as to principal and interest by any agency or person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America;

                (d) Securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (a), (b) or (c) above;

                (e) Commercial or finance company paper which is rated either P-1 or A-1 or an equivalent by Moody's or S&P (including investments in pools or such commercial or finance company paper owned by the Trustee or any affiliate of the Trustee);

                (f) Obligations issued by or on behalf of any state of the United States of America, or any political subdivision of any such state, which are rated at least A (or an equivalent) by Moody's or S&P;

                (g) Funds comprised of obligations described in (f) above to the extent described in Treasury Regulation 1.148-8(e)(3)(iii), including any such fund managed by the Trustee or any affiliate of the Trustee;

                (h) Money market funds which are rated prime-1 or AAAm (or an equivalent) by Moody's or S&P, including any such money market fund managed by the Trustee or any affiliate of the Trustee; or

                (i) Any other investment not prohibited by applicable law (as evidenced by an opinion of Counsel furnished to the Trustee).

        "Plans and Specifications" means the plans and specifications prepared for the Project by the Company, as amended from time to time prior to the Completion Date, which plans and specifications are on file at the principal office of the Company.

        "Project" means those items of machinery, equipment, structures and related property acquired and constructed or installed with proceeds from the sale of the Bonds or the proceeds of any payment by the Company pursuant to
Section 3.4 of this Agreement, as more particularly described in EXHIBIT A hereto.

        "Project Certificate" means the Project Certificate delivered by the Company concurrently with the issuance of the Bonds.

        "Remarketing Agent" means the Remarketing Agent and any successors thereto, appointed in accordance with Section 10.11 of the Indenture.

        "Shiloh" means Shiloh Industries, Inc., a Delaware corporation.

        "State" means the State of Ohio.

        "Tax Agreement" means the Tax Exemption Certificate and Agreement, dated the date of delivery of the Bonds, by and among the Issuer, the Company and the Trustee, as from time to time supplemented and amended.

        "Trustee" means the Trustee at the time serving as such under the Indenture.

        "Underwriter" means First Commerce Capital, a division of Morgan Keegan & Company, Inc., Montgomery, Alabama, and its successors and assigns.

        "Variable Rate Period" means the period from the date of the initial delivery of the Bonds to the earlier of the Conversion Date or the payment of all the Bonds, whether at maturity, by redemption or acceleration.

        The words "hereof', "herein", "hereunder" and other words of similar import refer to this Agreement as a whole.

        Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed.

        The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof.

                                   ARTICLE II

                                 REPRESENTATIONS

        SECTION 2.1. REPRESENTATIONS OF THE ISSUER. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

                (a) The Issuer is a political subdivision and a body politic and corporate of the State.

                (b) Under the provisions of the Act and proceedings of the Issuer, the Issuer has the power and authority to enter into the transactions contemplated by, and to execute and deliver, this Agreement, the Tax Agreement, the Indenture and the Bonds and to carry out its obligations hereunder and thereunder.

                (c) Neither the execution and delivery of this Agreement, the Indenture, the Tax Agreement and the Bonds, the consummation of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Indenture, the Tax Agreement and the Bonds conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Issuer is now a party or by which it is bound, or constitutes a default under any of the foregoing.

                (d) The Bonds are to be issued under the Indenture and the payment of the principal of, premium, if any, and interest on the Bonds are to be secured under the Indenture by an assignment and pledge to the Trustee of all right, tide and interest of the Issuer in and to this Agreement (except the rights of the Issuer under Sections 4.2(c), 5.3 and 6.3 hereof) and the Letter of Credit or any other Credit Facility.

                (e) The Issuer has not assigned or pledged and will not assign or pledge its right, tide or interest in or to this Agreement, other than to secure the Bonds and as otherwise provided in the Indenture.

        SECTION 2.2. REPRESENTATIONS OF THE COMPANY. The Company makes the following representations as the basis for the undertakings on its part herein contained:

                (a) The Company is a corporation duly organized and validly existing under the laws of, is authorized to do business in, and is in good standing under the laws of, the State, and has the power to enter into, and by proper corporate action has been duly authorized to execute and deliver, this Agreement and the Tax Agreement.

                (b) Neither the execution and delivery of this Agreement and the Tax Agreement, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the Tax Agreement, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company or any subsidiary thereof (excluding any liens created in contemplation of the issuance of the Bonds or otherwise permitted under this Agreement or the Indenture).

                (c) The statements, information, descriptions, estimates and assumptions contained in the Project Certificate and in the Tax Agreement are true, correct and complete and are based upon the best information available to the Company.

                                  ARTICLE III

                 CONSTRUCTION OF THE PROJECT; ISSUANCE OF BONDS

         SECTION 3.1. AGREEMENT TO CONSTRUCT AND EQUIP THE PROJECT. The
Company agrees that it will acquire or construct, or complete the acquisition and construction of, the Project substantially in accordance with the Plans and Specifications.

        In the event that EXHIBIT A hereto is to be amended or supplemented in accordance with the provisions of Section 12.1 of the Indenture, the Issuer will enter into, and will instruct the Trustee to consent to, an amendment of or supplement to EXHIBIT A hereto upon receipt of:

                (i) a certificate of an Authorized Company Representative describing in detail the proposed changes; and

                (ii) a copy of the proposed form of amendment or supplement to EXHIBIT A hereto and such other documents, certificates and showings as may be required by counsel rendering the opinion in clause (iii) of this paragraph; and

                (iii) an opinion of Bond Counsel to the effect that such amendment complies with the requirements of Section 12.1 of the Indenture and this Section 3.1, is in proper form for execution and delivery by the Issuer and will not adversely affect the validity of the Bonds or the exemption from federal income taxes of the interest thereon.

        SECTION 3.2. AGREEMENT TO ISSUE BONDS; APPLICATION OF BOND PROCEEDS. In order to provide funds to finance the Cost of the Project, the Issuer agrees that it will issue under the Indenture, sell and cause to be delivered to the Underwriter, the Bonds in the aggregate principal amount of $5,400,000, bearing interest and maturing as set forth in the Indenture. The Issuer will thereupon deposit the proceeds received from the sale of the Bonds as follows: (1) in the Bond Fund, a sum equal to the accrued interest, if any, paid by the Underwriter; and (2) the balance of the proceeds from the sale of the Bonds (net of underwriting discount) in the Construction Fund.

        SECTION 3.3. DISBURSEMENTS FROM THE CONSTRUCTION FUND. The Issuer hereby authorizes and directs the Trustee, upon compliance with Section 6.7 of the Indenture, to disburse the moneys in the Construction Fund to or on behalf of the Company for the following purposes (but, subject to the provisions of Sections 3.4 and 3.5 hereof, for no other purpose):

                (a) Payment to the Company of such amounts, if any, as shall be necessary to reimburse the Company in full for all advances and payments made by it at any time prior to or after the delivery of the Bonds for expenditures in connection with the preparation of the Plans and Specifications (including any preliminary study or planning of the Project or any aspect thereof) and the construction and acquisition of the Project.

                (b) Payment of the initial or acceptance fee of the Trustee and the Tender Agent, legal, financial and accounting fees and expenses, rating agency fees, original issue discount, and printing and engraving costs incurred in connection with the authorization, sale and issuance of the Bonds, the execution and filing of the Indenture and the preparation and recording or filing of all other documents in connection therewith, and payment of all fees, costs and expenses for the preparation of this

        Agreement, the Tax Agreement, the Indenture and all other documents in connection with the authorization, sale and issuance of the Bonds.

                (c) Payment for labor, services, materials and supplies used or furnished in the construction and acquisition of the Project, and payment of amounts due under contracts for the acquisition, construction and installation of the Project, all as provided in the plans, specifications and work orders therefor.

                (d) Payment of the fees, if any, for architectural, engineering, legal, underwriting and supervisory services with respect to the Project.

                (e) To the extent not paid by a contractor for construction or installation with respect to any part of the Project, payment of the premiums on all insurance required to be taken out and maintained during the Construction Period.

                (f) Payment of the taxes, assessments and other charges, if any, that may become payable during the Construction Period with respect to the Project, or reimbursement thereof if paid by the Company.

                (g) Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Project.

                (h) Interest on the Bonds during construction of the Project.

                (i) Payment of any other costs which constitute part of the Cost of the Project in accordance with generally accepted accounting principles and which are permitted by the Act and will not affect the exemption from federal income taxes of interest on any of the Bonds.

        All moneys remaining in the Construction Fund after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (a) to (i), inclusive, of this Section, shall at the direction of the Company be used in accordance with Section 3.4 hereof.

        SECTION 3.4. ESTABLISHMENT OF COMPLETION DATE; OBLIGATION OF THE COMPANY TO COMPLETE. As soon as practicable after the completion of construction of the Project, and in any event not more than ninety (90) days thereafter, or, if the construction of the Project is complete on the date of the issuance and delivery of the Bonds, not more than ninety (90) days from the date of the issuance and delivery of the Bonds, the Company shall furnish to the Trustee a certificate signed by an Authorized Company Representative stating (i) that construction of the Project has been completed substantially in accordance with the Plans and Specifications, (ii) the Completion Date, (iii) the Cost of the Project, (iv) the portion of the Cost of the Project which has then been paid and (v) the portion of the Cost of the Project which has not yet then been paid. Such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. Moneys (including investment proceeds) remaining in the Construction Fund on the date of such certificate may be used, at the direction of an Authorized Company Representative, to the extent indicated, for one or more of the following purposes:

                (1) for the payment, in accordance with the provisions of this Agreement, of any Cost of the Project not then paid as specified in the above-mentioned certificate; or


                (2) for transfer to the Bond Fund, but only if, and to the extent that, the Trustee has been furnished with an opinion of Bond Counsel to the effect that such transfer is permitted by the Act and does not adversely affect the exemption from federal income taxes of interest on any of the Bonds; or

                (3) for the redemption of Bonds in accordance with the provisions of Section 3.1(e) of the Indenture within 180 days following the filing of said completion certificate with the Trustee, such moneys to be used only to pay principal of Bonds upon any such redemption.

        Any moneys (including investment proceeds) remaining in the Construction Fund on the date of the aforesaid certificate and not set aside for the payment of the Cost of the Project as specified in (1) above or transferred to the Bond Fund pursuant to (2) above shall on such date be placed by the Trustee in a separate segregated escrow account and used to pay principal of Bonds upon the redemption thereof as provided in (3) above; provided that, until so used such moneys may also be used, at the direction of the Company, for one or more of the following purposes:

                (a) to pay all or part of the price of purchasing Bonds on tender, in the open market or at private sale, on or before such date or dates of redemption, for the purpose of cancellation;

                (b) for the payment of the cost of any additional solid waste disposal facilities within the meaning of Section 142(a)(6) of the Code, provided that prior to such use this Agreement is amended in accordance with Section 3.1 hereof to include such additional facilities within the definition of Project as used herein;

                (c) for any other purpose;

provided that, no moneys on deposit in such escrow account may be used for any of the purposes specified in (a), (b) or (c) in this paragraph unless and until the Company delivers to the Trustee an opinion of Bond Counsel to the effect that such use is permitted by the Act and does not adversely affect the exemption from federal income taxes of interest on any of the Bonds; and provided further that, until used for one or more of the foregoing purposes, moneys on deposit in such escrow account may be invested in investments authorized by the first paragraph of Section 3.5 of this Agreement, but may not be invested to produce a yield on such moneys (computed by the Company from the Completion Date and taking into account any investment of such moneys during the period from the Completion Date until such moneys were deposited in such escrow account) greater than the yield on the Bonds, all as such terms are used in and determined in accordance with relevant provisions of the Code and regulations promulgated or proposed thereunder.

        In the event the moneys in the Construction Fund available for payment of the Cost of the Project should not be sufficient to pay the costs thereof in full, the Company agrees to pay directly, or to deposit in the Construction Fund moneys sufficient to pay, the costs of completing the Project as may be in excess of the moneys available therefor in the Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund and which, under the provisions of this Agreement, will be available for payment of the Cost of the Project, will be sufficient to pay all the costs which will be incurred in that connection. The Company agrees that if after exhaustion of the moneys in the Construction Fund the Company should pay, or deposit moneys in the Construction Fund for the payment of, any portion of the Cost of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the owners of any of the Bonds, nor shall it be entitled to any diminution of the loan repayments or other amounts payable under Section 4.2 hereof.

        SECTION 3.5. INVESTMENTS. Any moneys held as a part of the Construction Fund or the Bond Fund (other than the Credit Facility Account therein) shall be invested or reinvested by the Trustee, at the direction of the Authorized Company Representative as provided in Article VII of the Indenture and in the Tax Agreement, to the extent permitted by law in Permitted Investments. Any such investment may be purchased at the offering or market price thereof at the time of such purchase. The Trustee may make any and all such investments through its own bond department.

        The investments so purchased shall be held by the Trustee and shall be deemed at all times a part of the Construction Fund or the Bond Fund, as the case may be, and the interest accruing thereon and any profit realized therefrom shall be credited to such fund and any net losses resulting from such investment shall be charged to such fund (on the date on which the proceeds of any such investment are needed for the purposes of such fund) and paid by the Company.

        The Company covenants that any funds (including investment proceeds) on deposit in the Construction Fund more than three years after the date of delivery of the Bonds will not be invested to produce a yield greater than the yield on the Bonds, all as such terms are used in and determined in accordance with the regulations promulgated or proposed under relevant provisions of the Code.

        Any moneys held as part of the Bond Purchase Fund or the Credit Facility Account of the Bond Fund shall not be invested.

        SECTION 3.6. ARBITRAGE CERTIFICATIONS. The Company reasonably expects, based on its knowledge, information and belief, and hereby certifies and represents to the

Issuer, and the Issuer hereby certifies that it reasonably expects, that the proceeds of the Bonds will not be used in a manner that would cause the Bonds to be classified as "arbitrage bonds" under Section 148 of the Code and regulations prescribed under that Section. The Issuer and the Company jointly and severally certify and covenant with all purchasers and owners of the Bonds from time to time outstanding and with the Bank that so long as any of the Bonds remain outstanding moneys on deposit in any fund or account in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be "arbitrage bonds" within the meaning of the Code, and any lawful regulations promulgated or proposed thereunder. The Company covenants for the benefit of the Issuer and the purchasers of the Bonds and the Bank that all actions with respect to the Bonds required by Section 148(f) of the Code shall be taken.

                                   ARTICLE IV

                   LOAN OF BOND PROCEEDS; PAYMENT OBLIGATIONS

        SECTION 4.1. LOAN OF BOND PROCEEDS. The Issuer agrees, upon the terms and conditions in this Agreement, to lend to the Company the proceeds (exclusive of accrued interest, if any) received by the Issuer from the sale of the Bonds.

        SECTION 4.2. AMOUNTS PAYABLE BY COMPANY. (a) The Company covenants and agrees to pay to the Trustee as a loan repayment installment, on each date provided in or pursuant to the Indenture for the payment of principal (whether at maturity or upon redemption or acceleration) of, premium, if any, and/or interest on the Bonds, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in lawful money of the United States of America in federal or other immediately available funds, for deposit in the Bond Fund, a sum equal to the amount payable on such date as principal (whether at maturity or upon redemption or acceleration), premium, if any, and interest upon the Bonds as provided in the Indenture. Each payment pursuant to this Section 4.2(a) shall at all times be sufficient to pay the corresponding amount of interest and principal (whether at maturity or upon redemption or acceleration) and premium, if any, payable on the Bonds; provided that any amount held by the Trustee in the Bond Fund on any due date for an installment hereunder shall be credited against the amount due on such date to the extent available for such purpose; and provided further that, subject to the provisions of this Section 4.2(a), if at any time the amounts held by the Trustee in the Bond Fund are sufficient to pay all of the principal of and interest and premium, if any, on the Bonds as such payments become due, the Company shall be relieved of any obligation to make any further payments under the provisions of this Section 4.2(a). Notwithstanding the foregoing, if on any date the amount held by the Trustee in the Bond Fund is insufficient to make any required payments of principal of (whether at maturity or upon redemption or acceleration) and interest and premium, if any, on the Bonds as such payments become due, the Company shall forthwith pay such deficiency as an installment hereunder. If the Company shall fail to pay any amount under this Section 4.2(a), the amount so in default shall continue as an obligation of the Company until the amount so in default shall have been fully paid, and the Company agrees to pay the same with interest thereon until paid (to the extent legally enforceable) at a rate equal to the rate borne by the Bonds from time to time from the due date thereof until paid.

        (b) In addition to the payments required to be made by the Company pursuant to Section 4.2(a) hereof, the Company agrees to pay to the Tender Agent amounts sufficient and at such times as to enable the Tender Agent to pay the purchase prices of any Bonds to be purchased pursuant to Section 4.1 or Section
4.2 of the Indenture on each purchase date of such Bonds as set forth in said
Section 4.1 or Section 4.2, as the case may be. All such payments shall be made to the Tender Agent in lawful money of the United States of America in federal or other immediately available funds at the designated corporate trust office of the Tender Agent. Each payment pursuant to this Section 4.2(b) shall at all times be sufficient to pay the purchase price of any Bonds to be purchased on such date pursuant to Section 4.1 or Section 4.2 of the Indenture; provided that any amount held by the Tender Agent in the Bond Purchase Fund on any such date and available to pay any such purchase price pursuant to Section 6.11 (b)(i),
6.11 (b)(ii) or 6.11 (b) (iii) of the Indenture shall be credited against the amount due on such date pursuant to this Section 4.2(b) to the extent available to pay the purchase price of such Bonds on such date. So long as a Credit Facility is in effect and no wrongful dishonor has occurred and is continuing the Company agrees not to purchase, and not to permit any Insider of the Company to purchase, any Bonds except with Available Moneys.

        (c) The Company also agrees to pay to the Issuer its fees, if any, for issuing the Bonds, plus the reasonable expenses of the Issuer incurred in fulfilling the Issuer's obligations under this Agreement and the Indenture, which are not otherwise required to be paid by the Company under the terms of this Agreement.

        (d) The Company also agrees to pay to the Bond Registrar, the Tender Agent, the Paying Agent and the Trustee (1) the initial acceptance fee of the Trustee and the Tender Agent and the costs and expenses, including reasonable attorney's fees, incurred by the Trustee in entering into and executing the Indenture, and (2) during the term of this Agreement (i) an amount equal to the annual fee of the Trustee for the ordinary services of the Trustee, as trustee, rendered and its ordinary expenses incurred under the Indenture, including reasonable attorneys' fees, as and when the same become due, (ii) the fees, charges and expenses of the Trustee, the Bond Registrar, the Paying Agent and the Tender Agent, as and when the same become due, and (iii) the fees, charges and expenses of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, including reasonable attorneys' fees, as and when the same become due.

        (e) The Company also agrees to pay all fees, charges and expenses of the Remarketing Agent as they become due and payable pursuant to Section 3 of the Remarketing Agreement.

        (f) In the event that the Trustee is authorized and directed to take such actions as are necessary to realize moneys under the Credit Facility in accordance with the provisions of the Indenture to the extent necessary to pay the principal of, premium, if any, and interest on the Bonds and the purchase price of Bonds if and when due, any moneys so realized under the Credit Facility shall constitute a credit against the obligation of the Company to make corresponding payments under subsections (a) and (b) of this Section 4.2.

        SECTION 4.3. NO DEFENSE OR SET-OFF; UNCONDITIONAL OBLIGATION. The obligations of the Company to make the payments required in Section 4.2(a) and
(b) hereof shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer, the Trustee, the Tender Agent, the Paying Agent or the Bond Registrar. The Company shall pay net during the term of this Agreement the payments to be made under Section 4.2(a) and (b) hereof free of any deductions and without abatement, diminution or set-off other than those herein expressly provided. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Company: (i) will not suspend or discontinue any payments provided for in Section 4.2(a) and (b) hereof; (ii) will perform and observe all of its agreements contained in this Agreement; and (iii) will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, the occurrence of any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax laws of the United States of America or the State or any political subdivision thereof, or any failure of the Issuer, the Trustee or the Bank to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, except to the extent permitted by this Agreement.

        SECTION 4.4. ASSIGNMENT AND PLEDGE OF ISSUER'S RIGHTS. As security for the payment of its Bonds, the Issuer will assign and pledge to the Trustee the Trust Estate including all right, title and interest of the Issuer in and to this Agreement, including the right to receive payments hereunder and thereunder (except the right to receive payments, if any, under Sections 4.2(c), 5.3 and 6.3 hereof and the rights to make determinations and receive notices as herein provided) including drawings made under the Credit Facility by the Trustee, and hereby directs the Company to make said payments directly to the Trustee. As security for the obligations arising under, or in connection with, a Credit Facility, the Issuer will further assign and pledge on a subordinate basis and after payment in full of the Bonds a security interest in the Trust Estate to the Trustee for the benefit of the Bank. The Company herewith assents to such assignment and pledge and will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer, the Trustee, the Tender Agent, the Bond Registrar, the Paying Agent or the Bank.

                                   ARTICLE V

                        SPECIAL COVENANTS AND AGREEMENTS

        SECTION 5.1. RIGHT OF ACCESS TO THE PROJECT. The Company agrees that during the term of this Agreement the Issuer, the Trustee, the Bank and their duly authorized agents shall have the right during regular business hours, with reasonable notice, to examine and inspect the Project. The Company agrees that the Issuer, the Trustee, the Bank and their duly authorized agents shall have, subject to such limitations, restrictions and requirements as the Company may reasonably prescribe, such rights of access to the Project.

        SECTION 5.2. COMPANY TO MAINTAIN ITS EXISTENCE; CONDITIONS UNDER WHICH EXCEPTIONS PERMITTED. The Company agrees that during the term of this Agreement it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it unless the Company is the surviving, resulting or transferee corporation, as the case may be, provided, that the Company may, without violating the agreements contained in this Section 5.2, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of the United States of America or any state, district or territory thereof) or permit one or more other domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided, in the event the Company is not the surviving, resulting or transferee corporation, as the case may be, that the surviving, resulting or transferee corporation (i) is a domestic corporation as aforesaid,
(ii) is qualified to do business in the State, (iii) assumes in writing all of the obligations of the Company under this Agreement, the Tax Agreement and the Letter of Credit Agreement, and (iv) has been approved in writing by the Bank.

        SECTION 5.3. RELEASE AND INDEMNIFICATION COVENANTS. (a) The Company agrees to indemnify and save the Issuer, its officials, officers and employees (each an "indemnified party") harmless against and from all claims by or on behalf of any person, firm or corporation arising from the conduct or management of, or from any work or thing done on, the Project or relating to the issuance of the Bonds, in each case while the Bonds remain outstanding, including but not limited to (i) any condition of the Project, (ii) any breach or default on the part of the Company in the performance of any of its obligations under this Agreement, the Tax Agreement or the Indenture, (iii) any act of negligence of the Company or of any of its agents, contractors, servants, employees or licensees, (iv) any act of negligence of any assignee or lessee of the Company, or of any agents, contractors, servants, employees or licensees of any assignee or lessee of the Company, (v) any violation by the Company of state or federal securities laws in connection with the offer and sale of the Bonds, or (vi) any performance by any indemnified party of any act required under this Agreement, the Tax Agreement or the Indenture or requested by the Company; excluding, however, claims occasioned by the gross negligence or willful misconduct of the indemnified party. The Company agrees to indemnify and save each indemnified party harmless from and against all costs and expenses incurred in or in connection with any such claim arising as aforesaid or in connection with any action or proceeding brought thereon. In case any such claim shall be made or action brought based upon any such claim in respect of which indemnity may be sought against the Company, upon receipt of notice promptly given to the Company in writing from the indemnified party setting forth the particulars of such claim or action, the Company shall assume the defense thereof including the employment of counsel and the payment of all costs and expenses. Each indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (A) the employment of such counsel has been specifically authorized in writing by the Company, or (B) representation of both the indemnified party and the Company by the same counsel is inappropriate by applicable standards of professional conduct which attorneys maintain in the jurisdiction in which the suit shall have been instituted due to actual or potential conflicting interests (it being understood that the Company shall not be liable for the expense of more than one separate counsel representing such indemnified party unless representation by more than one counsel shall have been specifically authorized in writing by the Company). The Company shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Company or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the indemnified parties. The Company shall also have the right to compromise or settle, with the identified party's prior written approval, any claim or litigation regarding which it is required to indemnity. If the indemnified party refuses to approve any compromise or settlement recommended by the Company, which compromise or settlement would have concluded such litigation or claim bur for such indemnified party's failure to give approval, the Company's liability to the indemnified party hereunder with respect to such claim or litigation shall not exceed the amount which the Company would have paid pursuant to such proposed compromise or settlement.

        (b) The Company also agrees to pay and to indemnify and hold harmless the Remarketing Agent, the Trustee, the Bank, the Tender Agent, the Bond Registrar, any person who "controls" the Remarketing Agent, the Bond Registrar, the Tender Agent or the Trustee within the meaning of Section 15 of the Securities Act of 1933, as amended, and any member, officer, director, official and employee of the Remarketing Agent, the Bond Registrar, the Tender Agent, the Bank or the Trustee (collectively called the "Indemnified Parties") from and against, any and all claims, damages, demands, expenses, liabilities and losses of every kind, character and nature asserted by or on behalf of any person arising out of, resulting from, or in any way connected with, the condition, use, possession, conduct, management, planning, design, acquisition, construction, installation, renovation or sale of the Project or any part thereof. The Company also covenants and agrees, at its expense, to pay, and to indemnify and save the Indemnified Parties harmless of, from and against, all costs, reasonable counsel fees, expenses and liabilities incurred in any action or proceeding brought by reason of any such claim or demand subject, however, to the provisions contained below in this paragraph and excluding claims occasioned by the negligence or willful misconduct of the Indemnified Parties. In the event that any action or proceeding is brought against any Indemnified Party by reason of any such claim or demand, such Indemnified Party shall immediately notify the Company, which shall resist and defend any action or proceeding on behalf of such Indemnified Party, including the employment of counsel, the payment of all expenses and the right to negotiate and consent to settlement. Any one or more of the Indemnified Parties shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties unless the (A) employment of such counsel has been specifically authorized in writing by the Company or (B) representation of both the Indemnified Parties and the Company by the same counsel is inappropriate by applicable standards of professional conduct which attorneys maintain in the jurisdiction in which the suit shall have been instituted due to actual or potential conflicting interests (it being understood that the Company shall not be liable for the expense of more than one separate counsel representing any of the Indemnified Parties unless representation by more than one counsel shall have been specifically authorized in writing by the Company). The Company shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Company or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the Indemnified Parties. The Company shall also have the right to compromise or settle, with the Indemnified Party's prior written approval, any claim or litigation regarding which it is required to indemnify. If the Indemnified Party refuses to approve any compromise or settlement recommended by the Company, which compromise or settlement would have concluded such litigation or claim but for such Indemnified Party's failure to give approval, the Company's liability to the Indemnified Party hereunder with respect to such claim or litigation shall not exceed the amount which the Company would have paid pursuant to such proposed compromise or settlement.

        SECTION 5.4. VALIDITY AND TAX-EXEMPT STATUS OF THE BONDS. The Company and the Issuer covenant and agree that they, and each of them, will not take or fail to take or authorize or permit any action to be taken or not taken and have not taken or not taken or authorized or permitted any action to be taken or not to be taken which results in interest paid on the Bonds being included in gross income of any Owner or Beneficial Owner thereof for purposes of federal income taxation (other than an Owner or Beneficial Owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the
Code) or adversely affects the validity of the Bonds. Promptly after the Company first becomes aware of any Determination of Taxability, the Company shall give written notice thereof to the Issuer, the Trustee, the Remarketing Agent and the Bank.

        SECTION 5.5. TAXES AND GOVERNMENTAL CHARGES. The Company will promptly pay, as the same become due, all lawful taxes, assessments, utility charges and other governmental charges of any kind whatsoever levied or assessed by federal, state or any municipal government upon or with respect to the Project or any part thereof or any payments under this Agreement. The Company may, at its expense and in its own name and behalf or in the name and behalf of the Issuer, if it is a necessary party thereto, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that such non-payment does not adversely affect the payment by the Company of all other amounts required to be paid by it hereunder or adversely affect the validity of the Bonds or the tax-exempt status of the interest thereon.

        SECTION 5.6. MAINTENANCE AND REPAIR; INSURANCE. The Company will maintain the Project in a reasonably safe and sound operating condition, making from time to time all needed repairs thereto, and shall maintain insurance coverage (including self-insurance) with respect to the Project, all in accordance with its corporate practice for similar assets, and shall pay all costs of such maintenance, repair and insurance.

        SECTION 5.7. FINANCIAL REPORTS. The Company shall furnish to the Trustee the following:

                (a) Within one hundred twenty (120) days after the end of the preceding fiscal year, copies of Shiloh's Form 10-K as filed with the Securities and Exchange Commission and Shiloh's annual report to shareholders which includes the consolidated balance sheet of Shiloh and subsidiaries and the related statements of consolidated income, consolidated shareholders' equity and consolidated cash flows for the year ended that date, with its report thereon by Shiloh's public accountants.

                (b) Upon the request of any Bondholder, the Trustee may request and the Company shall provide copies of Shiloh's Form 10-Q as filed with the Securities and Exchange Commission.

                (c) Upon the request of any Bondholder, the Trustee may request and the Company shall provide copies of all of Shiloh's regular or periodic financial statements or financial reports as Shiloh shall send to its shareholders and copies of all regular or periodic reports which are available for public inspection which Shiloh may be required to file with the Securities and Exchange Commission.

        The Company agrees that any such information furnished to the Trustee in accordance with this Section 5.7 may be furnished by the Trustee to any Bondholder who so requests.

        SECTION 5.8. LETTER OF CREDIT. (a) On or prior to the issuance, sale and delivery of the Bonds to the Underwriter pursuant to Section 2.6 of the Indenture, the Company hereby covenants and agrees to obtain and deliver to the Trustee the initial, irrevocable, transferable, direct pay Letter of Credit to be issued by the Bank in favor of the Trustee for the benefit of the owners from time to time of the Bonds in substantially the form of EXHIBIT B to the Letter of Credit Agreement. The initial Letter of Credit shall be dated the Dated Date; shall expire on February 28, 1999, or earlier as described in the Letter of Credit, unless otherwise extended in accordance with the terms and provisions of subsection (b) below and the Letter of Credit Agreement; shall be in the amount of (i) the aggregate principal amount of the Bonds (A) to enable the Trustee to pay the principal of the Bonds at maturity, upon call for redemption prior to maturity or acceleration, and (B) to enable the Trustee to pay the portion of the purchase price of Bonds tendered or deemed to be tendered to the Tender Agent for purchase, equal to the aggregate principal amount of such Bonds plus
(ii) an amount equal to the interest to accrue on the Bonds for one hundred and thirteen (113) days at a maximum rate of ten percent (10%) per annum calculated on the basis of a year of 365 days (A) to enable the Trustee to pay interest accrued on the Bonds on the dates and in the manner set forth in the Indenture, and (B) to enable the Trustee to pay the portion of the purchase price of Bonds tendered or deemed to be tendered to the Tender Agent for purchase, equal to the accrued interest on such Bonds.

        (b) Except as hereinafter provided, at any time during the Variable Rate Period, the Company may, at its option (if provided by, and in accordance with, the terms of the Letter of Credit Agreement) provide for the extension of the term of the Letter of Credit then in effect, if any, deliver to the Trustee a substitute Letter of Credit as hereinafter provided or allow the Letter of Credit then in effect to expire or terminate in accordance with its terms. The term "substitute Letter of Credit" as used herein shall mean any Letter of Credit delivered in accordance with the terms hereof, other than the initial Letter of Credit delivered on the date of the initial delivery of the Bonds and any extensions thereof. If the Company chooses to extend the term of the Letter of Credit then in effect, such extension shall be for a period of at least one
(1) year after the Stated Termination Date of the existing Letter of Credit and shall provide that it is to expire fifteen (15) days after a Variable Rate Interest Payment Date, and the Company shall furnish proof of such extension or a replacement Letter of Credit with terms identical to the existing Letter of Credit (except for the Stated Termination Date), in the form of an amendment to the Letter of Credit or a replacement Letter of Credit or a notice from the Bank of such extension, as provided in the Letter of Credit, evidencing such extension, to the Trustee no later than forty-five (45) days prior to the Stated Termination Date of the Letter of Credit. If the Company chooses to provide a substitute Letter of Credit to replace a Letter of Credit scheduled to terminate, to replace an existing Letter of Credit at any time while a Letter of Credit is in effect or at any time while no Letter of Credit is in effect, such substitute Letter of Credit shall be an irrevocable letter of credit in substantially the same form and tenor as the initial Letter of Credit in an amount equal to the outstanding principal amount of the Bonds plus an amount equal to the maximum interest to accrue on the Bonds then Outstanding for one hundred and thirteen (113) days at a maximum rate of ten percent (10%) per annum calculated on the basis of a year of 365 days, with administrative provisions reasonably satisfactory to the Trustee, but provided to expire at least one (1) year after the Stated Termination Date of the existing Letter of Credit (or, in the case where no Letter of Credit is then in effect, having a term of at least one (1) year), providing that it is to expire fifteen (15) days after a Variable Rate Interest Payment Date, and to be issued by a commercial bank and delivered to the Trustee at least two (2) Business Days before the Stated Termination Date of the Letter of Credit, if any, then in effect to the Trustee. Simultaneously with the delivery of such substitute Letter of Credit to the Trustee, the Company shall also provide the Trustee with (i) if such substitute Letter of Credit is issued by a bank other than a domestic commercial bank, an opinion or opinions of Counsel acceptable to the Trustee that no registration of the Bonds or such substitute Letter of Credit is required under the Securities Act of 1933, as amended, nor is the Indenture required to be qualified under the Trust Indenture Act of 1939, as amended, (ii) an opinion of Counsel satisfactory to the Trustee to the effect that such substitute Letter of Credit is a valid and enforceable obligation of the issuer or provider thereof, and (iii) an opinion of Bond Counsel that such substitute Letter of Credit is authorized under this Agreement, complies with the terms hereof and that the provision thereof will not have an adverse effect on the exclusion of the interest on the Bonds from the gross income of the owners thereof for federal income tax purposes. If the Company shall fail to furnish to the Trustee such opinions described above on or before the specified date, the Trustee shall be deemed not to have received the substitute Letter of Credit. Upon delivery of a substitute Letter of Credit and the foregoing opinions, the Trustee is authorized and directed to surrender the existing Letter of Credit, if any, then in effect and to approve the cancellation of the existing Letter of Credit (by, INTER ALIA, completing and delivering the appropriate certificate). The Bonds shall be subject to mandatory tender for purchase pursuant to Section 4.2 of the Indenture upon the expiration or termination of the Letter of Credit unless such Letter of Credit is replaced with a Letter of Credit which will not result in the reduction, withdrawal or suspension of the ratings then in effect on the Bonds. The Company hereby covenants and agrees to give the Issuer, the Trustee, the Bank and the Remarketing Agent written notice of its intention to deliver any such substitute Letter of Credit or to terminate a Letter of Credit or of the expiration of a Letter of Credit at least forty-five (45) days prior to the date on which the Company expects to deliver such substitute Letter of Credit or on which such termination or expiration is to occur.

        (c) If the Company elects to exercise its option to cause the interest rate on the Bonds to be converted to the Fixed Rate in accordance with the provisions of Section 5.9 hereof, the Bonds shall not be secured by a Credit Facility during the Fixed Rate Period.

        SECTION 5.9. OPTION TO CONVERT TO FIXED RATE. The Company shall have, and is hereby granted, the option to elect to convert the interest rate borne by the Bonds to the Fixed Rate, pursuant to the provisions of Section 2.2 of the Indenture, subject to the terms and conditions set forth therein.

        SECTION 5.10. PREVAILING WAGES. The Company hereby agrees that all wages paid to laborers and mechanics employed on the Project shall be paid at the prevailing rates of wages of laborers and mechanics for the class of work called for by the Project, which wages shall be determined in accordance with the requirements of Chapter 4115 of the Ohio Revised Code, as amended, for determination of prevailing wage rates, provided that the requirements of this
Section 5.10 shall not apply where the federal government or any of its agencies furnished by loan or grant all or any part of the funds used in connection with the Project and prescribes predetermined minimum wages to be paid to such laborers and mechanics; and provided further that should the Company undertake, as part of the Project, construction to be performed by its regular bargaining until employees who are covered under a collective bargaining agreement which was in existence prior to the date of the commitment instrument undertaking to issue the Bonds then, in that event, the rate of pay provided under the collective bargaining agreement may be paid to such employees.

        SECTION 5.11. RECORDATION. The Company hereby agrees to comply with the provisions of Section 5.4 of the Indenture.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

        SECTION 6.1. EVENTS OF DEFAULT. The occurrence and continuation of any one of the following shall constitute an Event of Default hereunder:

                (a) failure by the Company to pay any amounts required to be paid under Section 4.2(a) hereof on the dates and in the manner specified herein; or

                (b) failure by the Company to pay any amounts required to be paid under Section 4.2(b) hereof on the dates and in the manner specified herein; or

                (c) failure by the Company to perform any covenant, condition or agreement on its part to be observed or performed in this Agreement, other than as referred to in subsections (a) and (b) above, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer, the Bank or the Trustee, unless (i) the Issuer, the Bank and the Trustee shall agree in writing to an extension of such time prior to its expiration or (ii) if the failure is such that it can be corrected but not within such 30-day period, corrective action is instituted by the Company within such period and diligently pursued until such failure is corrected; or

                (d) the dissolution or liquidation of the Company or the filing by the Company of a voluntary petition in bankruptcy, or failure by the Company promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its obligations hereunder, or an order for relief under Title 11 of the United States Code, as amended from time to time, is entered against the Company, or a petition or answer proposing the entry of an order for relief against the Company under Title 11 of the United States Code, as amended from time to time, or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged within ninety (90) days after the filing thereof, or the Company shall fail generally to pay its debts as they become due, or a custodian (including without limitation a receiver, trustee, assignee for the benefit of creditors or liquidator of the Company) shall be appointed for or take possession of all or a substantial part of its property and shall not be discharged within ninety (90) days after such appointment or taking possession, or the Company shall consent to or acquiesce in such appointment or taking possession, or assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors, or the adoption of a resolution by the board of directors of the Company or the taking of any other corporate action to file a petition or answer proposing the entry of an order for relief against the Company under Title 11 of the United States Code, as amended from time to time, or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state laws; provided, that the term

        "dissolution or liquidation of the Company", as used in this subsection
        (d), shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another domestic corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 5.2 hereof; or

                (e) any material warranty, representation or other statement made by or on behalf of the Company contained herein, or in any document or certificate furnished by the Company in compliance with or in reference hereto, is false or misleading in any material respect; or

                (f) an "event of default" shall occur and be continuing under the Indenture.

        SECTION 6.2. REMEDIES ON DEFAULT. Whenever any Event of Default shall have occurred and be continuing hereunder, the Trustee may take any one or more of the following remedial steps:

                (a) The Trustee may exercise any right, power or remedy permitted to it by law, and shall have in particular, without limiting the generality of the foregoing, the right to declare the entire principal payable under Section 4.2(a) hereof, provided, however, that upon the occurrence of an Event of Default under this Agreement as a result of an Event of Default described in Sections 6.1(d) or 6.1(f) hereof (to the extent that the Event of Default under Section 6.1(f) hereof results from an event of default under Sections 9.1(d) or (e) of the Indenture), the amounts payable under Section 4.2(a) hereof shall automatically be and become immediately due and payable, and upon such declaration or acceleration all unpaid interest accrued thereon to the date of such declaration or acceleration and any premium the Company shall have become obligated to pay shall be immediately due and payable, if concurrently with or prior to such declaration or acceleration the unpaid principal of and all unpaid accrued interest and premium on the Bonds have become or have been declared to be due and payable under the Indenture, and upon such declaration or acceleration the principal payable under Section 4.2(a) hereof, the unpaid accrued interest thereon and such premium shall thereupon become forthwith due and payable in an amount sufficient to pay the principal of, premium, if any, and interest on the Bonds under Section 9.2 of the Indenture, without presentment, demand or protest, all of which are hereby expressly waived; provided, however that an Event of Default and the consequences thereof shall be deemed, waived, rescinded and annulled without further action on the part of the Trustee, when any declaration of acceleration on the Bonds has been waived, rescinded and annulled pursuant to and in accordance with Section 9.11 of the Indenture. The Company shall forthwith pay to the Trustee the entire principal, premium, if any, and interest payable under Section 4.2(a) hereof.

                (b) The Issuer or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce the performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

                (c) Neither the Issuer nor the Trustee may exercise any remedy without the Bank's prior written consent, so long as no wrongful dishonor of the Credit Facility has occurred and is continuing, except that the Bank may not direct the Trustee's actions hereunder in connection with an Event of Default under Section 6.1(d) hereof or under 6.1(f) hereof (to the extent that the Event of Default under Section 6.1(f) hereof results from an event of default under Sections 9.1(d),
        (e) or (g) of the Indenture (to the extent that the event of default under Section 9.1(g) results from an Event of Default under Section 6.1(d) hereof), as provided in Section 9.13 of the Indenture.

        In case the Issuer or the Trustee shall have proceeded to enforce its rights under this Agreement, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer or the Trustee, as the case may be, then and in every such case the Company, the Issuer and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Issuer and the Trustee shall continue as though no such proceeding had been taken.

        In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company, or in the case of any other similar judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees incurred by it up to the date of such distribution.

        SECTION 6.3. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Issuer or the Trustee should reasonably employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of the performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Issuer or the Trustee.

        SECTION 6.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement and the Indenture or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee and the Bank, and the Trustee, the Bank and the owners from time to time of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

        SECTION 6.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Agreement should be breached by the Company and thereafter waived by the Issuer or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                  ARTICLE VII

                                   PREPAYMENT

        SECTION 7.1. OBLIGATION TO PREPAY. (a) Upon the occurrence of a Determination of Taxability the Company shall have, and hereby accepts, the obligation to prepay the principal payable under Section 4.2(a) hereof as a whole, and not in part, on any date within ninety (90) days of the occurrence of a Determination of Taxability, for redemption of the Bonds pursuant to Section 3.1(c) of the Indenture. The amount to be prepaid pursuant to this Section 7.1(a) in such event shall be an amount equal to 103% of the then outstanding principal amount of the Bonds plus accrued interest to the date fixed for redemption.

        (b) Upon the occurrence of an Event of Taxability, the Company shall have, and hereby accepts, the obligation to prepay the principal payable under
Section 4.2(a) hereof as a whole, and not in part, on any date within ninety
(90) days of the date of the occurrence of an Event of Taxability, for redemption of the Bonds pursuant to Section 3.1(d) of the Indenture. The amount to be prepaid pursuant to this Section 7.1(b) in such event shall be 100% of the then outstanding principal amount of the Bonds plus accrued interest to the date fixed for redemption.

        (c) If proceeds of the Bonds, including income from the investment thereof, shall remain after completion of the Project and the payment of all Costs of the Project, the Company shall have, and hereby accepts, the obligation to prepay the principal payable under Section 4.2(a) hereof as a whole or in part as provided in Section 3.1(e) of the Indenture, on any date within one hundred and eighty (180) days after the Company has notice or actual knowledge of such proceeds remaining (which shall be deemed to occur on the date of the filing of the completion certificate in accordance with Section 3.4 hereof), for redemption of the Bonds pursuant to Section 3.1(e) of the Indenture. The amount to be prepaid pursuant to this Section 7.1(c) in such event shall be equal to the principal amount of the Bonds to be redeemed pursuant to Section 3.1(e) of the Indenture plus accrued interest to the date fixed for redemption.

        (d) So long as a Credit Facility is in effect, and to the extent that Available Moneys described in clauses (a) and (b) of Section 6.4 of the Indenture are not on deposit in the Bond Fund and available to repay the principal of and accrued interest payable under this Section 7.1, the Trustee shall, in accordance with Section 6.4 of the Indenture, take such actions as are necessary to realize moneys under such Credit Facility to prepay the principal of and accrued interest payable under this Section 7.1 in accordance with the terms of such Credit Facility.

        SECTION 7.2. OPTION TO PREPAY. The Company shall have, and is hereby granted, the option (with consent of the Bank) to prepay the principal payable under Section 4.2(a) hereof with respect to the Bonds as a whole, or in part, by paying to the Trustee an amount sufficient to redeem all or a portion of the Bonds then Outstanding, in the manner, at the redemption prices (including premium, if any), from the sources and on the dates specified in Sections 3.1(a) and 3.1(b) of the Indenture. So long as a Credit Facility is in effect, and to the extent that Available Moneys described in clauses (a) and (b) of Section 6.4 of the Indenture are not on deposit in the Bond Fund and available to prepay the principal of and accrued interest payable under this Section 7.2, the Trustee shall, in accordance with Section 6.4 of the Indenture, take such actions as are necessary to realize moneys under such Credit Facility to prepay the principal of and accrued interest payable under Section 7.2 in accordance with the terms of such Credit Facility.

        SECTION 7.3. REDEMPTION OF THE BONDS. To perform an obligation imposed upon the Company or to exercise an option granted to the Company by this Article VII, the Company shall give written notice to the Issuer, the Trustee, the Bank, the Remarketing Agent and the Bond Registrar, which notice shall specify therein the date upon which prepayment of the principal payable under Section 4.2(a) hereof (or a portion thereof) will be made, which date shall be not less than forty-five (45) days from the date the notice is mailed, and shall specify that all of the principal amount payable under Section 4.2(a) hereof or a specified portion thereof is to be so prepaid. The Issuer has directed the Trustee and the Bond Registrar to take forthwith all steps (other than the payment of the money required to redeem the Bonds) necessary under the applicable provisions of the Indenture to effect the redemption of the Bonds (or a portion thereof) in amounts equal to the amount of the principal so prepaid as provided in this
Article VII.


                                  ARTICLE VIII

                                 MISCELLANEOUS

        SECTION 8.1. NOTICES. All notices, certificates or other communications shall be sufficiently given and shall be deemed given when the same are (i) deposited in the United States mail and sent by first class mail, postage prepaid, or (ii) delivered by hand, or

(iii) sent by confirmed facsimile transmission, in each case, to the parties at the addresses set forth below or at such other address as a party may designate by notice to the other parties: if to the Issuer, at Medina County, Ohio, 144 North Broadway, Medina, Ohio 44256, or Telecopy No. (216) 722-9206, Attention:
County Clerk; if to the Company, c/o Shiloh Industries, Inc., 402 Ninth Avenue, Post Office Box 2037, Mansfield, Ohio 44905, or Telecopy No. (419) 522-7545
Attention: Treasurer; if to the Trustee, the Tender Agent or the Bond Registrar, at 127 Public Square, Room 1503, Cleveland, Ohio 44114-1306, or Telecopy No.
(216) 689-7578, Attention: Corporate Trust Division; if to the Remarketing Agent, at P.O. Box 5079, 272 Commerce Street, Montgomery, Alabama 36104, or Telecopy No. (205) 262-0179, Attention: Robbins Taylor; and if the Bank, at 127 Public Square, Cleveland, Ohio, 44111-1306, or Telecopy No. (216) 689-4981,
Attention: Large Corporate Group. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee, the Remarketing Agent, the Bank and the Tender Agent.

        SECTION 8.2. ASSIGNMENTS. This Agreement may not be assigned by either party without the consent of the other and the Trustee and the Bank, except that the Issuer shall assign and pledge to the Trustee certain of its right, title and interest in and to this Agreement as provided by Section 4.4 hereof, and the Company may without any consent assign to any surviving, resulting or transferee corporation its rights under this Agreement as provided by Section 5.2 hereof (other than any consent required by said Section 5.2).

        SECTION 8.3. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

        SECTION 8.4. EXECUTION OF COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement by the Trustee under Article 9 of the Uniform Commercial Code of the State, only the counterpart assigned, pledged and delivered to the Trustee shall be deemed the original.

        SECTION 8.5. AMOUNTS REMAINING IN ANY FUND OR WITH TRUSTEE. It is agreed by the parties hereto that, subject to Sections 6.11(d) and 6.12 of the Indenture, after payment in full of (i) the principal of, premium, if any, and interest on the Bonds, (ii) the purchase price of all Bonds tendered or deemed to be tendered to the Tender Agent for purchase pursuant to Section 4.1 or
Section 4.2 of the Indenture, (iii) the fees, charges, and expenses of the Issuer, the Trustee, the Tender Agent, the Bond Registrar and the Remarketing Agent in accordance herewith and with the Indenture, and (iv) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in any fund or account maintained under this Agreement or the Indenture and not applied to the payment of the above in accordance with the provisions of the Indenture or this Agreement shall belong to and be paid to the Company by the Trustee; provided, that if the Trustee shall request a written statement from the Bank as to whether or not the Bank has been reimbursed by the Company for any and all amounts owing in respect of such Credit Facility and for all other obligations under the Letter of Credit Agreement, such amounts remaining in the Bond Fund or the Bond Purchase Fund shall, upon written notice from the Bank that the Company has not reimbursed the Bank under the Letter of Credit Agreement for any such payment under the Credit Facility or any such obligations under the Letter of Credit Agreement (which notice shall state the unreimbursed amount of such obligations under the Letter of Credit Agreement), belong to and be paid to the Bank by the Trustee to the extent that the Company has not so reimbursed the Bank.

        SECTION 8.6. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided in this Agreement or the Indenture subsequent to the initial issuance of the Bonds and prior to their payment in full, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee and, while a Credit Facility is in effect or any obligations are owing to the Bank under the Letter of Credit Agreement, the Bank.

        SECTION 8.7. GOVERNING LAW. This Agreement shall be governed exclusively by and construed in accordance with the applicable law of the State.

        SECTION 8.8. AUTHORIZED COMPANY REPRESENTATIVE. Whenever under the provisions of this Agreement the approval of the Company is required or the Company is required to take some action at the request of the Issuer, the Trustee, the Tender Agent, the Bond Registrar, the Bank or the Remarketing Agent, such approval or such request shall be given for the Company by the Authorized Company Representative, and the Issuer, the Trustee, the Tender Agent, the Bond Registrar, the Bank and the Remarketing Agent shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee, the Tender Agent, the Bond Registrar, the Bank or the Remarketing Agent as a result of any such action taken.

        SECTION 8.9. TERM OF THIS AGREEMENT. This Agreement shall be in full force and effect from the date hereof, and shall continue in effect until the payment in full of all principal of, and premium, if any, and interest on the Bonds, or provision for the payment thereof shall have been made pursuant to
Article VIII of the Indenture, all fees, charges, indemnities and expenses of the Issuer, the Trustee, the Tender Agent, the Bond Registrar and the Remarketing Agent have been fully paid or provision made for such payment (the payment of which fees, charges, indemnities and expenses shall be evidenced by a written certification of the Company that it has fully paid all such fees, charges, indemnities and expenses) and all other amounts due hereunder have been duly paid or provision made for such payment. All representations, certifications and covenants by the Company as to the indemnification of various parties as described in Section 5.3 hereof, the payment of fees and expenses of the Issuer and the Trustee as described in Section 6.3 hereof, and all matters affecting the tax-exempt status of the Bonds shall survive the termination of this Agreement.

        SECTION 8.10. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company, the Bank and their respective successors and assigns, subject, however, to the limitations contained in Sections 4.4 and 5.2 hereof.

        SECTION 8.11. LIMITED LIABILITY OF OFFICERS, ETC. No recourse shall be had for the payment of the principal of, premium, if any, and interest on the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Agreement, the Indenture or the Tax Agreement against any past, present or future member, officer or employee of the Issuer, or any incorporator, member, officer, employee, director or trustee of any successor entity, as such, either directly or through the Issuer or any successor entity, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, member, officer, employee, director or trustee as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Agreement and the Indenture and the issuance of the Bonds.

        SECTION 8.12. COMPANY MAY ACT THROUGH SUBSIDIARIES. The Company may take any and all actions and fulfill obligations hereunder through one or more subsidiaries; provided, however, that the provisions of this Section shall not in any way alter the obligation of the Company to comply with the provisions hereof, including without limitation the obligation to make all payments as provided herein.

        SECTION 8.13. REFERENCES TO BANK, LETTER OF CREDIT AND CREDIT FACILITY. At any time while no Letter of Credit is in effect and if at such time there shall be no Pledged Bonds outstanding and if no obligations are then owing to the Bank under the Letter of Credit Agreement, all references herein to the Bank, the Letter of Credit and Credit Facility shall be ineffective. Any provisions hereof requiring the consent of the Bank shall be deemed ineffective if the Bank has previously wrongfully dishonored a proper demand for payment under the Letter of Credit, which wrongful dishonor is continuing.

        IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective names and attested by their duly authorized officers and sealed, all as of the date first above written.



                                   MEDINA COUNTY, OHIO


                                   By /s/ Ferris Brown
                                      -----------------------------
                                              President

(SEAL)

Attest:

/s/ Pamela J. Terrill
- - ------------------------------
County Clerk




                                   Valley City Steel Company


                                   By /s/ R.L. Grissinger
                                      -----------------------------
                                              Treasurer
                                              ---------


(SEAL)     N/A

Attest:

/s/ D. C. Fanello
- - -----------------------
     President
     ---------

                                   EXHIBIT A

                             DESCRIPTION OF PROJECT

        Terms defined in the Loan Agreement to which this Exhibit A is attached shall have the same meanings in this Exhibit A.

        The Project consists of facilities for the disposal of solid wastes at the manufacturing plant of the Company located in Medina County, Ohio, all as more fully described in the Project Certificate.